UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2021 (May 25, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 1.01

As previously disclosed in Nxt-ID, Inc.’s (the “Company”) Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2019, the Company is a party to that certain Senior Secured Credit Agreement, dated May 3, 2019 (the “Credit Agreement”) between the Company and CrowdOut Capital LLC (“CrowdOut”). The Credit Agreement provides, among other things, that any money judgment involving (i) in any individual case an amount in excess of $100,000 or (ii) in the aggregate at any time an amount in excess of $250,000 entered or filed against the Company that remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days will constitute an event of default.

As also previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021, in March 2021, the Delaware Chancery court entered a judgment in favor of Giesecke+Devrient Mobile Security America, Inc. (“GDMSAI”) against the Company in the amount of $440,000 plus interest (the “Judgment”). The Company has filed a notice of appeal and plans to appeal the Delaware Chancery court decision.

On May 25, 2021, CrowdOut agreed to waive Section 8.01(h) of the Credit Agreement for a period of 30-days, for a $5,000 monitoring fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer